EXHIBIT 99.1
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                           RENAISSANCERE HOLDINGS LTD.
                                  RISK FACTORS
                                 APRIL 23, 2001

BECAUSE OF OUR EXPOSURE TO CATASTROPHIC EVENTS, OUR FINANCIAL RESULTS MAY VARY SIGNIFICANTLY FROM ONE PERIOD TO THE NEXT.

     Our principal product is property catastrophe reinsurance. We also sell primary insurance that is exposed to catastrophe risk. We therefore have a large overall exposure to natural and man-made disasters. Our property catastrophe reinsurance contracts cover unpredictable events such as earthquakes, hurricanes, winter storms, freezes, floods, fires, tornados and other man-made or natural disasters. As a result, our operating results have historically been, and we expect will continue to be, largely affected by relatively few events of high magnitude. Under the reinsurance policies that we write, we generally do not experience significant claims until insured industry losses reach or exceed at least several hundred million dollars.

     Claims from catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. Our ability to write new business could also be impacted. We believe that increases in the value and geographic concentration of insured property and the effects of inflation will increase the severity of claims from catastrophic events in the future.

REINSURANCE PRICES MAY DECLINE, WHICH COULD AFFECT OUR PROFITABILITY.

     Demand for reinsurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, general economic conditions and underwriting results of primary property insurers. The supply of reinsurance is related to prevailing prices, recent loss experience and levels of surplus capacity. All of these factors fluctuate and may contribute to price declines generally in the reinsurance industry. Premium rates or other terms and conditions of trade may vary in the future. If any of these factors were to cause the demand for reinsurance to fall or the supply to rise, our profitability could be adversely affected.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     The property catastrophe reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and property catastrophe reinsurers, including other Bermuda-based property catastrophe reinsurers. Many of our competitors have greater financial, marketing and management resources than we do. In addition, we may not be aware of other companies that may be planning to enter the property catastrophe reinsurance market or of existing companies which may be planning to raise additional capital. Further, catastrophe-linked derivative securities are being developed, which could impact the demand for traditional catastrophe reinsurance. We cannot predict what effect any of these developments may have on our businesses.

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     Competition in the types of reinsurance that we underwrite is based on many factors, including premium rates and other terms and conditions offered, services provided, speed of claims payment, ratings assigned by independent rating agencies, the perceived financial strength and the experience of the reinsurer in the line of reinsurance to be written. Ultimately, increasing competition could affect our ability to attract business on terms having the potential to yield an attractive return on equity.

     The primary insurance business is also highly competitive. Primary insurers compete on the basis of factors including selling effort, product, price, service and financial strength. We seek primary insurance pricing that will result in adequate returns on the capital allocated to our primary insurance business. We may lose primary insurance business to competitors offering competitive insurance products at lower prices.

     A number of new, proposed or potential legislative or industry developments could further increase competition in our industries. New competition from these developments could cause the demand for reinsurance or insurance to fall, which would adversely affect our profitability.

WE MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES.

     Our operating results depend in part on the performance of our investment portfolio. Our investment portfolio contains interest sensitive instruments, such as bonds and mortgage-backed securities, which may be adversely affected by changes in interest rates.

     Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we have taken measures intended to manage the risks of operating in a changing interest rate environment, we may not be able to effectively mitigate interest rate sensitivity.

U.S. TAXING AUTHORITIES COULD CONTEND THAT OUR BERMUDA SUBSIDIARIES ARE SUBJECT TO U.S. CORPORATE INCOME TAX.

     We believe that, to date, Renaissance Reinsurance Ltd., our principal operating subsidiary, and Glencoe Insurance Ltd., a wholly owned subsidiary of Renaissance Reinsurance, have operated and, in the future, will continue to operate their businesses in a manner that will not cause either to be treated as being engaged in a trade or business in the United States. However, if the United States Internal Revenue Service were to contend successfully that Renaissance Reinsurance or Glencoe is engaged in such a trade or business in the United States, Renaissance Reinsurance or Glencoe would, except to the extent exempted from tax by the United States-Bermuda income tax treaty, be subject to U.S. corporate income tax on that portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax.

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Such tax could materially adversely affect our results of operations.

     Even if the IRS were to contend successfully that Renaissance Reinsurance or Glencoe was engaged in a U.S. trade or business, the United States-Bermuda income tax treaty could preclude the United States from taxing Renaissance Reinsurance or Glencoe on its net premium income except to the extent that such income were attributable to a permanent establishment maintained by Renaissance Reinsurance or Glencoe in the United States. Although we believe that neither Renaissance Reinsurance nor Glencoe has a permanent establishment in the United States, we cannot assure you that the IRS will not successfully contend that Renaissance Reinsurance or Glencoe has such an establishment and therefore is subject to taxation.

     In addition, benefits of the income tax treaty are only available to Renaissance Reinsurance and Glencoe if more than 50% of their shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although we will attempt to monitor compliance with this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that we will be able to establish its satisfaction to the IRS. Finally, it should be noted that although the income tax treaty (assuming satisfaction of the beneficial ownership test) clearly applies to premium income, it is uncertain whether the treaty applies to other income such as investment income.

IF ACTUAL CLAIMS EXCEED OUR CLAIM RESERVES, OUR FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED.

     Claim reserves are estimates made using actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial and computer models as well as historical reinsurance and insurance industry loss statistics to assist in the establishment of appropriate claim reserves. Nevertheless, actual claims and claim expenses paid might exceed the reserve estimates reflected in our financial statements. If this were to occur, we would be required to increase claim reserves. This would reduce our net income by a corresponding amount in the period in which the deficiency is identified.

A DECLINE IN THE RATINGS ASSIGNED TO OUR CLAIMS-PAYING ABILITY MAY IMPACT OUR POTENTIAL TO WRITE NEW BUSINESS.

     Third party rating agencies assess and rate the claims-paying ability of reinsurers and insurers, such as Renaissance Reinsurance, Top Layer Reinsurance Ltd. and Glencoe. These ratings are based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security.

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     Renaissance Reinsurance is rated "A+" by A.M. Best and "A" by Standard &
Poor's. Top Layer Re is rated "AAA" by Standard & Poor's and "A++" by A.M. Best. Glencoe is rated "A--" by A.M. Best. Although we believe that Renaissance Reinsurance, Top Layer Re and Glencoe will continue to comply with the criteria set by these rating agencies, we can provide no assurance that one or more of these or other rating agencies will not downgrade or withdraw their claims-paying ability ratings in the future. The ability of Renaissance Reinsurance, Top Layer Re, Glencoe and our other rated insurance subsidiaries to compete with other reinsurers and insurers, and our results of operations, could be materially adversely affected by any such ratings downgrade.

BECAUSE WE DEPEND ON A FEW REINSURANCE BROKERS FOR A LARGE PORTION OF REVENUE, LOSS OF BUSINESS PROVIDED BY THEM COULD ADVERSELY AFFECT US.

     We market our reinsurance products worldwide exclusively through reinsurance brokers. Five brokerage firms accounted for 78.3%, 78.8%, 64.2%, 70.1% and 58.5% of our net premiums written for the years ended December 31, 2000, 1999, 1998, 1997 and 1996, respectively. Subsidiaries and affiliates of Marsh Inc., Greig Fester, E.W. Blanch & Co., AON Re Group, and Willis Faber accounted for approximately 26.5%, 15.7%, 15.7%, 14.9% and 5.5%, respectively, of our premiums written in 2000. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us.

OUR RELIANCE ON REINSURANCE BROKERS EXPOSES US TO THEIR CREDIT RISK.

     In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). In some jurisdictions, if a broker failed to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

THE COVENANTS IN OUR DEBT AGREEMENTS LIMIT OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

     We have incurred indebtedness, and may incur additional indebtedness in the future. At December 31, 2000, we had $50.0 million of bank loans outstanding. In addition, we also have $87.6 million of outstanding junior subordinated debentures relating to an issuance of trust preferred securities by our subsidiary RenaissanceRe Capital Trust I.

     The agreements covering our indebtedness, and particularly our bank loans,

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contain numerous covenants that limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. These agreements also require us to maintain specified financial ratios. If we fail to comply with these covenants or meet these financial ratios, the lenders under our credit facility could declare a default and demand immediate repayment of all amounts owed to them.

     In addition, if we are in default under our indebtedness or if we have given notice of our intention to defer our related payment obligations, the terms of our indebtedness would restrict our ability to:

     o   declare or pay any dividends on our capital shares,

     o   redeem, purchase or acquire any capital shares, or

     o   make a liquidation payment with respect to our capital shares.

BECAUSE WE ARE A HOLDING COMPANY, WE ARE DEPENDENT ON DIVIDENDS AND PAYMENTS FROM OUR SUBSIDIARIES.

     As a holding company with no direct operations, we rely on investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends or to repay our indebtedness.

     Bermuda law and regulations require our subsidiaries which are registered in Bermuda as insurers to maintain a minimum solvency margin and minimum liquidity ratio, and prohibit dividends that would result in a breach of these requirements. Further, Renaissance Reinsurance, as a Class 4 insurer in Bermuda, may not pay dividends which would exceed 25% of its capital and surplus, unless it first makes filings confirming that it meets the required margins.

     Generally, our U.S. insurance subsidiaries may only pay dividends out of earned surplus. Further, the amount payable without the prior approval of the applicable state insurance department is generally limited to the greater of 10% of policyholders' surplus or statutory capital, or 100% of the subsidiary's prior year statutory net income.

THE LOSS OF ONE OR MORE KEY EXECUTIVE OFFICERS COULD ADVERSELY AFFECT US.

     Our success has depended, and will continue to depend, in substantial part upon our ability to attract and retain our executive officers and, in particular, on the continued service of James N. Stanard, our Chairman, President and Chief Executive Officer. If Mr. Stanard becomes unable to continue in his present role, our business could be adversely affected.


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     Our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. We do not currently maintain key man life insurance policies with respect to any of our employees.

IF WE ARE UNABLE TO OBTAIN EXTENSIONS OF WORK PERMITS FOR OUR EMPLOYEES, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Under Bermuda law, non-Bermudians may not engage in any gainful occupation in Bermuda without the specific permission of the appropriate government authority. The Bermuda government will issue a work permit for a specific period of time, which may be extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Substantially all of our officers are working in Bermuda under work permits that will expire over the next three years.

     Although we are not currently aware of any specific difficulties in connection with renewing the work permits for these officers, it is possible that the Bermuda government could refuse to extend these work permits. If any of our senior executive officers were not permitted to remain in Bermuda, our operations could be disrupted and our financial performance could be adversely affected as a result.

REGULATORY CHALLENGES IN THE UNITED STATES OR ELSEWHERE COULD RESULT IN RESTRICTIONS ON OUR ABILITY TO OPERATE.

     Renaissance Reinsurance is not licensed or admitted to do business in any jurisdiction except Bermuda. Renaissance Reinsurance conducts its business from its principal offices in Bermuda and does not maintain an office in the United States. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the United States and various states in the United States. We do not believe that Renaissance Reinsurance is subject to the insurance laws of any state in the United States. Nevertheless, we could face inquiries or challenges to the operations of Renaissance Reinsurance in the future.

     Glencoe is an eligible, non-admitted excess and surplus lines insurer in 29 states of the United States and is subject to certain regulatory and reporting requirements of these states. If we expand into additional insurance markets, this could cause one or more of our subsidiaries to become subject to regulation in additional jurisdictions.

     If Renaissance Reinsurance or any of our subsidiaries were to become subject to the laws of a new jurisdiction where that subsidiary is not presently admitted, they may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

     We also own four subsidiaries which write insurance in the United States. These

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subsidiaries are subject to extensive regulation under state statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. Such regulation generally is designed to protect policyholders rather than investors, and relates to such matters as rate setting; limitations on dividends and transactions with affiliates; solvency standards which must be met and maintained; the licensing of insurers and their agents; the examination of the affairs of insurance companies, which includes periodic market conduct examinations by the regulatory authorities; annual and other reports, prepared on a statutory accounting basis; establishment and maintenance of reserves for unearned premiums and losses; and requirements regarding numerous other matters. We could be required to allocate considerable time and resources to comply with these requirements, and could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulation.

RENAISSANCE REINSURANCE IS NOT LICENSED OR ADMITTED IN THE UNITED STATES.

     Renaissance Reinsurance is a registered Bermuda insurance company and is not licensed or admitted as an insurer in any jurisdiction in the United States. Because jurisdictions in the United States do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted, Renaissance Reinsurance's contracts generally require it to post a letter of credit or provide other security after a reinsured reports a claim. In order to post these letters of credit, issuing banks generally require us to provide collateral.

     While many of our competitors presently are also not licensed or admitted as an insurer in any U.S. jurisdiction, the non-admitted status of Renaissance Reinsurance could put us at a competitive disadvantage in the future with respect to other reinsurers that are licensed and admitted in U.S. jurisdictions.

RETROCESSIONAL REINSURANCE MAY BECOME UNAVAILABLE ON ACCEPTABLE TERMS.

     In order to limit the effect of large and multiple losses upon our financial condition, we buy reinsurance for our own account. This type of insurance is known as "retrocessional reinsurance." Our primary insurance companies also buy reinsurance from third parties. A reinsurer's insolvency or inability to make payments under the terms of its reinsurance treaty with us could have a material adverse effect on us.

     From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance which they consider adequate for their business needs. There can be no assurance that we will be able to obtain our desired amounts of retrocessional reinsurance. There is also no assurance that, if we are able to obtain such retrocessional reinsurance, we will be able to negotiate terms as favorable to us as in prior years.

WE MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS.

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     Our functional currency is the U.S. dollar. A portion of our premium is written in currencies other than the U.S. dollar and a portion of our loss reserves are also in non-dollar currencies. Moreover, we maintain a portion of our cash equivalent investments in currencies other than the U.S. dollar. We may, from time to time, experience losses resulting from fluctuations in the values of these foreign currencies, which could adversely affect our operating results.

SOME ASPECTS OF OUR CORPORATE STRUCTURE MAY DISCOURAGE THIRD PARTY TAKEOVERS AND OTHER TRANSACTIONS.

     Some provisions of our Memorandum of Association and of our Amended and Restated Bye-Laws have the effect of making more difficult or discouraging unsolicited takeover bids from third parties. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. The primary purpose of this restriction is to reduce the likelihood that we will be deemed a "controlled foreign corporation" within the meaning of the Internal Revenue Code for U.S. federal tax purposes. However, this limit may also have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests.

     In addition, our Bye-Laws provide for:

     o a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

     o restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

     o a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

     o a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

     These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors, which we believe would generally best serve the interests of our shareholders. However, these provisions could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

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     We indirectly own DeSoto Insurance Company Ltd., a Florida domiciled special purpose insurance company, DeSoto Prime Insurance Company, a Florida domiciled insurance company, and Nobel Insurance Company, a Texas domiciled insurance company. Our ownership of U.S. insurance companies such as these can, under applicable state insurance company laws and regulations, delay or impede a change of control of RenaissanceRe. Under applicable Florida and Texas insurance regulations, any proposed purchase of 10% or more of our voting securities would require the prior approval of the Florida and Texas insurance regulatory authorities.

THE NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE OR REGISTRATION COULD HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON SHARES.

     Public or private sales of substantial amounts of our common shares, or the perception that these sales could occur, could adversely affect the market price of the common shares as well as our ability to raise additional capital in the public equity markets at a desirable time and price. At March 15, 2001, PT Investments, Inc. and one of its affiliates and members of our management held a total of 3,216,124 common shares, all of which are or will be eligible for sale in the public market, subject to compliance with Rule 144.

     Additionally, these investors have the right to require us to register under the Securities Act any common shares held by them. We may also provide for the registration of shares currently held or acquired in the future by employees under compensation arrangements, which will permit these shares to be sold in the public market from time to time.

INVESTORS MAY HAVE DIFFICULTIES IN SERVING PROCESS OR ENFORCING JUDGMENTS AGAINST US IN THE UNITED STATES.

     We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the United States. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the United States. We would expect to appoint an agent in the United States to receive service of process for actions based on offers and sales of our securities covered by a registration statement filed with the Securities and Exchange Commission. Nevertheless, investors may have difficulty effecting service of process within the United States on our directors and officers who reside outside the United States or to recover against us or these directors and officers on judgments of United States courts based on civil liabilities provisions of the United States federal securities laws.